Exhibit 99.1

News Release	Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170 (504) 569-1875

EPL Announces Listing Change

New Orleans, Louisiana, March 25, 2009… Energy Partners, Ltd. (“EPL” or, the “Company”) (NYSE:EPL) announced today that it received a written notice from NYSE Regulation, Inc. that trading of EPL’s common stock on the New York Stock Exchange (“NYSE”) would be suspended before the NYSE opens on March 30, 2009.

The NYSE stated that EPL was not in compliance with the NYSE’s continued listing standard, which currently requires a company with listed common stock to maintain an average global market capitalization of not less than $15.0 million over a consecutive 30 trading-day period.

NYSE Regulation has informed the Company that application to the Securities and Exchange Commission to delist the Company’s common stock is pending the completion of all applicable procedures, including any appeals by the Company of NYSE Regulation’s decision.

The Company expects to work with a market maker to apply for registration and quotation of its common stock on the OTC Bulletin Board (“OTCBB”). This transition to the over-the-counter markets does not affect the Company’s business operations and will not change its obligation to file periodic and certain other reports with the Securities and Exchange Commission under applicable federal securities laws.

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding EPL. Any statements included in this press release that address activities, events or developments that EPL expects, believes, plans, projects, estimates or anticipates will or may occur in the future are forward-looking statements. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include:

•	availability of capital to fund required payments on our revolving credit facility, senior unsecured notes and our working capital needs;

•	our ability to execute the strategic alternatives we are exploring;

•	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt;

•	our ability to continue as a going concern;

•	discussions with our bank lender group, our bondholders, our other creditors and the Minerals Management Service;

•	our inability to fulfill the terms or meet the required financial covenants under our revolving credit facility;

•	changes in general economic conditions;

•	uncertainties in reserve and production estimates;

•	unanticipated recovery or production problems;

•	unanticipated results from wells being drilled or completed;

•	the effects of delays in completion of gas gathering systems, pipelines and processing facilities;

•	oil and natural gas prices and competition;

•	the impact of derivative positions;

•	production expense estimates;

•	cash flow estimates;

•	loss of key personnel;

•	future financial performance;

•	planned capital expenditures; and

•	other matters that are discussed in EPL’s filings with the Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL’s filings with the SEC, including Form 10-K for the year ended December 31, 2007, Form 10-Q for the quarter ended September 30, 2008 and current reports on Form 8-K, for a discussion of these risks.

Additional Information and Where to Find It. Security holders may obtain information regarding the Company from EPL’s website at www.eplweb.com, from the Securities and Exchange Commission’s website at www.sec.gov, or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875.

Contacts

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)

Energy Partners, Ltd.

Media:

Joele Frank, Wilkinson Brimmer Katcher

Jeremy Jacobs/Steve Frankel (212-355-4449)

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